Exhibit 5.1



                                                          November 16, 2001




AutoNation, Inc.
110 S.E. 6th Street
Fort Lauderdale, Florida  33301

           Re:   AutoNation, Inc. 9% Senior Notes due 2008
                 Registration Statement on Form S-4

Dear Ladies and Gentlemen:

         We have acted as special counsel to AutoNation, Inc., a Delaware corporation (the "Company"), and the Guarantors (as defined below), in connection with the public offering of up to $450,000,000 aggregate principal amount of 9% Senior Notes due 2008 (collectively, the "Exchange Notes") of the Company which are to be guaranteed on an unsecured senior basis pursuant to the guarantees (the "Guarantees") by certain subsidiaries of the Company (the "Guarantors"), listed as co-registrants in the Registration Statement (as defined below). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 9% Senior Notes due 2008 (the "Outstanding Notes") under the Indenture (the "Indenture"), dated as of August 10, 2001, by and among the Company, the Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Registration Statement on Form S-4 (File No. 333-71098) relating to the Exchange Offer as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on October 5, 2001 (with all amendments thereto, the "Registration Statement");

         (ii) Amendment No. 1 to the Registration Statement to be filed with the Commission on the date hereof under the Securities Act ("Amendment No. 1");

         (iii) an executed copy of the Registration Rights Agreement, dated as of August 10, 2001, by and among the Company, the Guarantors, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., First Union Securities, Inc. and Comerica Securities, Inc. (the "Registration Rights Agreement");

         (iv) an executed copy of the Indenture, which includes therein the Guarantees;

         (v) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware;

         (vi)     the Bylaws of the Company as currently in effect;

         (vii) certain resolutions adopted by the Executive Committee of the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

         (viii) certain resolutions adopted by the governing bodies of the Guarantors relating to the Exchange Offer, the issuance of the Guarantees, the Inden ture and related matters;

         (ix) certain manufacturer consents received by the Company in connection with the offering of the Outstanding Notes (the "Manufacturing Consents"), as described in the Registration Statement;

         (x) the Form T-1 of the Trustee to be filed as an exhibit to Amendment No. 1;

         (xi)     the form of the Exchange Notes; and

         (xii)    the form of the Guarantees.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certifi cates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

         The opinions set forth below are subject to the following qualifications, assump tions and limitations:

         (a) we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or
(iv) any consent, approval, license, authoriza tion or validation of, or filing, recording or registration with any governmental authority;

         (b) we have assumed that the execution and delivery by each of the Guaran tors of the Indenture and the Guarantees and the performance by each of the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute default under (i) any agreement or instrument to which any of the Guarantors or any of their respective properties is subject, (ii) any law, rule or regulation to which the Guarantors or any of their respective properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or
(iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority; and

         (c) we call to your attention that enforcement of remedies under the Guaran tees may be subject to certain limitations as set forth in the Manufacturer Consents; we express no opinion as to the effect of any such restrictions on transfer and other limitations and rights of first refusal on the Trustee's or Holders' (as defined in the Indenture) ability to exercise remedies under the Indenture or as to the effect of any restrictions contained in the Manufacturer Consents on the Trustee's or Holders' ability to enforce the Guarantees.

         Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York which, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, valida tions, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such opined law on the opinions herein stated. We have relied, with your consent, as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom, LLP.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Outstanding Notes surrendered in exchange therefor in accordance with the terms of the Outstanding Notes, the Registration Rights Agreement and the Indenture, the Exchange Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and each Guarantee will be the valid and binding obligation of the respective Guarantor, entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with its terms under the laws of the State of New York, except, in each case, to the extent that (A) the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to the creditors' rights generally and (2) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The opinions expressed herein are based on the laws in effect as of the date hereof, which laws are subject to change with possible retroactive effect.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to Amendment No. 1. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ SKADDEN, ARPS, SLATE, MEAGHER
                                                  & FLOM (ILLINOIS)